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                                                                    EXHIBIT 16.1


November 8, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated November 8, 2001, of Power Brief, Inc. and are in agreement with the statements contained in Paragraphs 1 through 4 in Item 4 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                      /s/ ERNST & YOUNG LLP